UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2022

Ralph Lauren Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13057	13-2622036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue,	10022
New York, New York	(Zip Code)
(Address of principal executive offices)

(212) 318-7000

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, $.01 par value	RL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Howard Smith, Executive Vice President and Chief Commercial Officer of the Ralph Lauren Corporation, has resigned, effective April 2, 2022, and will step down from his role immediately. Mr. Smith’s resignation is unrelated to the Company’s financial reporting and business performance.

Upon recently learning of allegations regarding Mr. Smith’s personal conduct, the Audit Committee of the Board of Directors promptly launched an independent investigation with the assistance of outside counsel. Because the investigation revealed conduct that violated the Company’s Code of Business Conduct and Ethics and other policies, the Board concluded that Mr. Smith’s resignation was necessary. Regional leaders who already oversee the day-to-day business will report on an interim basis directly to Patrice Louvet, President & CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALPH LAUREN CORPORATION

Date: March 2, 2022	By:	/s/ Jane Hamilton Nielsen
Jane Hamilton Nielsen
Chief Operating Officer and Chief Financial Officer